JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on
Schedule 13D (including any and all amendments thereto) with respect to the shares of common stock, par value $.0001 per share, of NetLive Communications, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such statement.

Date:    March 7, 1997             MAY DAVIS GROUP, INC.



                                   By:  /s/ Owen May
                                        ------------------------------------
                                        Owen May
                                        Chairman and Chief Executive Officer


                                   /s/ Owen May
                                   -----------------------------------------
                                   Owen May


                                   /s/ Dibo Attar
                                   -----------------------------------------
                                   Dibo Attar


                                   /s/ Dennis Sal
                                   -----------------------------------------
                                   Dennis Sal